Exhibit 99.1

4602 East Thomas Road Phoenix, Arizona 85018 Telephone: (602) 437-5400 Fax: (602) 437-1681

	Investor Contact:	Company Contact:
	Neil Berkman Associates	David D. Doty
	(310) 826-5051	Chief Financial Officer
FOR IMMEDIATE RELEASE	info@BerkmanAssociates.com	www.meadowvalley.com
Meadow Valley Enters Definitive Agreement to be Acquired By an
Affiliate of Insight Equity I LP for $11.25 Per Share In Cash
PHOENIX, ARIZONA, July 28, 2008...MEADOW VALLEY CORPORATION (NASDAQ:MVCO), announced today that it has entered into a definitive merger agreement to be acquired by an affiliate of Insight Equity I LP (“Insight”). Under the terms of the merger agreement, all of the outstanding shares of Meadow Valley Corporation (“Meadow Valley” or the “Company”), will be acquired for a price per share equal to $11.25 in cash, without interest. The $11.25 per share cash consideration represents a 22.1% premium to the closing price of Meadow Valley’s common stock on July 25, 2008, the last trading day prior to the announcement of the merger agreement and a 30.8% premium to the volume weighted average share price for the 30 calendar days prior to the announcement of the merger agreement . The total equity value of the transaction is approximately $61.3 million. The transaction is not subject to a financing condition.
The merger agreement was negotiated on behalf of Meadow Valley by a committee of the Board of Directors comprised entirely of independent directors (the “Special Committee”) with the assistance of independent financial and legal advisors. The board of directors of Meadow Valley, on the unanimous recommendation of the Special Committee, has approved the merger agreement and intends to recommend that Meadow Valley’s shareholders adopt the agreement.
The transaction is expected to close prior to December 31, 2008, and is subject to several closing conditions, including the approval of Meadow Valley’s shareholders. Upon the closing of the transaction, all of the outstanding shares of Meadow Valley’s common stock will be purchased from its shareholders for $11.25 per share, without interest, and Meadow Valley will no longer be publicly traded. Certain members of Meadow Valley’s management will participate in the ownership of the Company following the closing of the transaction.
In accordance with the merger agreement, the Special Committee, with the assistance of its advisors, will be conducting a market test for the next 45 days by soliciting superior proposals from other parties. There is no assurance that the solicitation of proposals will result in a superior proposal or an alternative transaction.

The Special Committee issued the following statement: “The Company received an acquisition proposal from Insight and, after extensive negotiations and careful consideration in conjunction with our advisors, the Special Committee of Meadow Valley’s board has unanimously concluded that this transaction is in the best interest of our shareholders. This transaction will provide Meadow Valley’s shareholders with an immediate cash premium.”
Alvarez & Marsal Securities, LLC served as financial advisor to the Special Committee of the Meadow Valley board of directors in connection with the merger transaction and Morgan Joseph & Co. Inc. rendered an opinion to the Special Committee as to the fairness, from a financial point of view, of the consideration to be received by the Company’s shareholders in the merger transaction as of the date of the merger agreement. DLA Piper US LLP is acting as special counsel to the Special Committee and Brownstein Hyatt Farber Schreck, LLP is acting as counsel to Meadow Valley in this transaction. Hunton & Williams LLP is representing Insight in this transaction.
About Insight
Insight Equity I LP (www.insightequity.com) is based in Dallas, Texas and makes control investments in strategically viable, middle market, asset intensive companies across a wide range of industries and specializes in partnering with companies experiencing some level of underperformance. Insight Equity also seeks complex and challenging situations, including public to private transactions, corporate divestitures, bankruptcies, restructurings and private family ownership. Insight Equity further seeks to leverage a collaborative value creation model to facilitate operational enhancements and growth.
Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business and its proposed acquisition by an affiliate of Insight based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, the following: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the merger agreement, (3) the inability to complete the merger due to the failure to obtain stockholder approval or satisfy other conditions to the closing of the merger, (4) failure of any party to the merger agreement to abide by the terms of that agreement, (5) risks that the proposed transaction, including the uncertainty surrounding the closing of the transaction, will disrupt the current plans and operations of the Company, including as a result of undue distraction of management and personnel retention problems, (6) conflicts of interest that may exist between members of management who will be participating in the ownership of the Company following the closing of the transaction and (7) the amount of the costs, fees, expenses and charges related to the merger, including the impact of any termination fees the Company may incur, which may be substantial. Furthermore, the expectations expressed in forward-looking statements about the

Company could materially differ from the actual outcomes because of changes in demand for the Company’s products and services, the timing of new orders and contract awards, the Company’s ability to successfully win contract bids, the impact of competitive products and pricing, excess or shortage of production capacity, bonding capacity and other risks discussed from time to time in the Company’s Securities and Exchange Commission (“SEC”) filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, except as may be required by law.
Additional Information and Where to Find It
In connection with the proposed transaction, a proxy statement of Meadow Valley and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEADOW VALLEY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other documents filed with the SEC containing information about Meadow Valley at http://www.sec.gov, the SEC’s free internet site. Free copies of Meadow Valley’s SEC filings are also available on Meadow Valley’s internet site at http://www.meadowvalley.com. Furthermore, investors may obtain free copies of Meadow Valley’s SEC filings by directing such request to Meadow Valley Corporation, Attn: Corporate Secretary, 4602 East Thomas Road, Phoenix, Arizona 85018 or by requesting the same via telephone at (602) 437-5400.
Participants in the Solicitation
Meadow Valley and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Meadow Valley’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Meadow Valley is included in its Annual Report on Form 10-K/A filed with the SEC on April 29, 2008. MORE DETAILED INFORMATION REGARDING THE IDENTITY OF POTENTIAL PARTICIPANTS, AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITIES HOLDINGS OR OTHERWISE, WILL BE SET FORTH IN THE PROXY STATEMENT AND OTHER MATERIALS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION.

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